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                                                                  EXHIBIT (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                March 24, 2009

Van Kampen Partners Trust
522 Fifth Avenue
New York, New York  10036

      Re: Van Kampen Partners Trust, on behalf of its series, Van Kampen O'Shaughnessy All Cap Core Fund, Van Kampen O'Shaughnessy Enhanced Dividend Fund, Van Kampen O'Shaughnessy Global Fund, Van Kampen O'Shaughnessy International Fund, Van Kampen O'Shaughnessy Large Cap Growth Fund and Van Kampen O'Shaughnessy Small/Mid Cap Growth Fund Registration Statement on Form N-1A

Ladies and Gentlemen:

      We hereby consent to the filing of this opinion with the Commission as Exhibit (i) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP